Exhibit 5

                                 STOEL RIVES LLP
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
                               Fax (503) 220-2480
                               TDD (503) 221-1045

                                November 3, 1997




The Board of Directors
Electro Scientific Industries, Inc.
13900 NW Science Park Drive
Portland, OR 97229

     We have acted as counsel for Electro Scientific Industries, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 1,200,000 shares of Common Stock, without par value, of the Company (the "Shares"). The Shares may be issued pursuant to the Agreement of Reorganization and Merger dated September 29, 1997 (the "Agreement") between the Company, Asteroid Merger Corp. and Applied Intelligent Systems, Inc. We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that:

     (i) The Company is a corporation duly organized and validly existing under the laws of the State of Oregon;

     (ii) The Shares covered by the Registration Statement have been duly authorized; and

     (iii) The Shares, when issued in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, and when consideration for the Shares pursuant to the Agreement shall have been received by the Company, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and in the Prospectus/Proxy-Information Statement filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       STOEL RIVES LLP

                                       STOEL RIVES LLP